Exhibit 99.1

Eve’s Public.com Interview on May 3, 2022

Speaker 1:	Welcome to Public Live, your real time resource for educational information about market trends, economic news, and publicly traded companies. Public Live is designed to broaden your knowledge as an investor. These sessions are not direct investment advice. So, listen in, but always do your own research. See public.com/disclosures for more information. With that, let’s get things started. Take it away, hosts.

Kinsey Grant:	Oh, wow. Hello everybody. My apologies. I just did my whole intro and I was on mute. You think I would’ve figured that out at that point. I am so sorry. Jerry, my apologies, I just introduced you. I’m going to start over and introduce you this time around so everybody can hear me. One moment, please.

Jerry DeMuro:	All right, thanks.

Kinsey Grant:	I’ve been doing this for six, eight months and you think that would’ve happened to me already. I think that might be the first time. But anyway, I’m clearly very excited, so excited I forgot to unmute myself. Welcome everybody to Public Live. I get to talk about the coolest things here on Public Live. And today that cool thing in question, air taxis. We are going to spend the next bit of time learning about the urban air mobility movement from one of the companies at its forefront. I’m so excited to welcome my guest today, Jerry DeMuro, Co-CEO of Eve. Jerry, thank you so much for joining me. How’s it going?

Jerry DeMuro:	Kinsey, it’s going very well. Thank you very much for having me and good afternoon.

Kinsey Grant:	[00:02:00] Good afternoon to you as well. And thank you for bearing with me with my mute issue just now. So, I understand that there is a lot of hustle and bustle, of course, going on with Eve at the moment, not the least of which an upcoming listing on the New York Stock Exchange via a SPAC deal with Zanite next week. Before we get into those details, I want to start with some high level context. So, Jerry, I would love it if you could tell me more about Eve and explain what exactly urban air mobility is.

Jerry DeMuro:	Okay. Well, I’ll do my best. Let’s start with urban air mobility and specifically focus on what we call the electronic vertical takeoff in landing aircraft. A number of companies have recently gone public and there are a number of other ventures that are not yet public, all attempting to exploit the convergence now of technology available capabilities and finding solutions really for greening of aviation. Number one, reduction of carbon. And number two, solving part of the problem for urban congestion. I think the UN study that was recently published said almost 50% of the population in the world today lives around urban centers. And that’s only expected to increase to somewhere almost around 70% by 2040.

And those of us that live in major metropolitan areas around the globe, North America, South America, APAC, all understand the frustration with this. And the cost of upgrading ground transportation is just incredibly daunting, whether that be highways, rails, et cetera. And so, what we have is a compelling need with a daunting cost, growing urbanization and giving back people their most valuable asset, their time. And so, one of the solutions to that problem or a partial solution is the electronic vertical takeoff in landing aircraft and what it can do in an urban environment. And so, there are a number of entrants.

Eve is actually a concept that has been incubated inside of Embraer, the world’s third largest OEM for aircraft manufacturer. It’s been incubated since about 2017. And we announced a deal with the SPAC, as you mentioned, Zanite, in December. And this Friday, we have the shareholder meeting with Zanite to approve the merger and a number of other charter changes. And if all goes according to plan, we’ll be listening on the New York Stock Exchange next Tuesday, the 10th.

Kinsey Grant:	Well, I’m sure this is all very, very exciting. And thank you for the important context. I think that you bring up a lot of very big ideas that we talk about often here on Public. We’re talking about, you mentioned the greening of aviation, reducing carbons. There are also issues like solving urban congestion, and of course, the cost of updating all of the urban transportation infrastructure that’s already in place. I’m in New York City and anybody who lives in New York City knows not only how much it costs, I’m sure from a city perspective, but also what an enormous pain it is when they have to update any of the existing infrastructure.

So, to consider that there might be another option is, of course, super compelling. With that, I’m sure there are a lot of entrants. And you mentioned that there’s some other companies participating in this move toward urban air mobility. How do you see Eve specifically fitting into the broader space? What makes Eve different from the BLADE, or Uber Elevate/Joby now of the world? Where does Eve take its competitive advantage when compared to some of these other new market entrance?

Jerry DeMuro:	Excellent question, Kinsey. We’re different for two or three reasons and I’ll try and be brief. Number one, we, as part of this agreement have reached a contractual agreement with Embraer to continue to support Eve. So, we’ll be able to rely on up to 1,600 aeronautical engineers and other technicians, about 5,000 employees in total, and we’ll be able to buy them at a transfer cost. So, number one, we have this vast experience behind us. Number two, that talent, as you know the competition for talent today is just another really daunting thing, especially in the high tech fields. That talent agreement, which will last for 15 years. In addition, we will be able to leverage all of the background IP with a royalty free license that has been generated by Embraer in its 50 years of existence, including things like fourth and fifth generation flight control laws. So, we’re leveraging all of that.

Next, we get their infrastructure, essentially for free. We don’t have to invest hundreds of millions of dollars in the infrastructure for design tools, wind tunnels, flight test centers, et cetera, engineering tools, if you will. And then thirdly, aftermarket support, you can build a great aircraft, but it doesn’t matter if you can’t support it and keep it operational out in the field. And again, we get to rely on Embraer’s worldwide infrastructure with 80 locations around the world. So, that’s number one.

Number two, we’re very well capitalized. And we will be raising enough capital to take us well through certification. So, we have that backing. The second great differentiator, I think we have is that our business model’s a little different than some. We’re not trying to be vertically integrated. We’re going to do what we do well, and we’ve signed a very large partner network that includes some of the ride share platforms, like you mentioned. We also have helicopter operators globally that have signed on as partners. And we have fixed wing operators, like the regional airlines, the two largest in the world, Republic and SkyWest.

We have infrastructure partners that build out, not only verti-ports, but all the other infrastructure, including electronic charging infrastructure. We have the largest firm, Acciona as a partner who is involved in renewable energy. So, we have these vast partners that we can rely on and be very capital efficient in building out our network, and focus on what we do well in core competencies and bring these partners on a city by city, and location by location basis to build out the networks. And we’ll be selling aircraft in a traditional model. So, our business model’s a little different than some. Really different than most.

And thirdly, it is that deep background, not only of Embraer, but the Eve team comes over from Embraer as a team with a common culture already operating together for a number of years, very successfully to bring the product to the stage that we’re at. And they have vast aeronautical expertise, as well as when you look at that leadership team and our board, global experience scaling large businesses. So, these are aviation experienced individuals, whether they’re on the business development side, on the product development side, or sales and marketing side. So, it’s the experience of our team, great capitalization.

And lastly, we’ve got the largest backlog of anybody in this field of any of the competitors. We now have signed letters of intent for over 1,800 vehicles, which really provides us visibility for about equal to our first four years of our business plan. So, great revenue visibility, as well as we go in a very diverse set of customers. No one single customer makes up probably any more than about 20% of that backlog.

Kinsey Grant:	All right.

Jerry DeMuro:	That’s it in a nutshell.

Kinsey Grant:	Yeah. And certainly a lot of important differentiating factors here, some that certainly caught my eye when you talk about a cohesive team and capital efficiency. A lot of these are important moats to have when you’re attempting to tackle a problem that is very big. And truth be told, that is what it appears to be happening at Eve, tackling ideas like sustainability and transportation and congestion in urban areas are big problems that have been attempted to have been solved for many, many years. And in many ways, we’ve seen a lot of sometimes heartbreaking failures in attempts to do so. So, I’m curious about when we speak specifically to the problems that urban air mobility likely can solve, what is the biggest angle here? Is it sustainability? Is it congestion? Is it new tech? How are you selling partners when it comes to locking in those deals, those letters of intent? What is typically the biggest concern that they have when they’re approaching a potential deal with Eve?

Jerry DeMuro:	Well, I think their first concern, whether they’re looking at Eve or any other potential partner, is the viability of that partner, what strengths do they bring. We’ve just mentioned a few. So, we have the most experience in the aviation industry. We have a great partner network, technology provide... Partners like Rolls-Royce, like Thales, that are well established in the industry. So, I think they look at that along with the pedigree of the actual manufacturer. Secondly, we’re working on the total ecosystem, if you will, that’s necessary for the market itself to be viable, not just Eve. Great aircraft, as you might expect with our Embraer heritage, but also the maintenance and support.

Thirdly, the operating model. As I mentioned, we have ride share providers, we have fixed wing, we have rotary aircraft operators today. So, great experience already in the operational world. And fourthly, we’re addressing air traffic control in the whole regulatory regime that really has to be developed on a bespoke basis now. And we’re working with a subsidiary of Embraer already developing an air traffic control solution. And working with consortiums in Australia, London, South America, North America, looking at the whole regulatory regime and what are the concept of operations. In fact, the Civil Aviation Authority in London actually published the latest CONOPS that we have worked on with these consortiums.

So, I think the fact that we’re working on the entire ecosystem is another distinguishing characteristic that the partners look at. Because that regulatory regime certification of a new type of aircraft, how are you going to control the operation of those in urban areas? How are you going to address community concerns, I think our partners all see that as part of the package of things that have to be resolved before this really takes on meaningful use.

Kinsey Grant:	Yeah. And you mentioned regulatory challenges. Can you talk to me at all about the timeline of actually seeing the actual vehicles themselves or the aircrafts themselves in a city nearest to you? When we think about the regulatory hurdles to getting to that point, what’s the timeline looking like from your perspective at Eve?

Jerry DeMuro:	Well, at Eve, we’re looking at type certification in 2025 and entry into service in 2026. I think there are a few who have schedules that are a little bit in advance of that, but you mentioned how large the market is. So, the market is large enough that there are going to be several viable providers of aircraft, maybe not unlike regular fixed wing aircraft or helicopters or even automobiles. So, some have a schedule a little sooner than that. We believe that it’s going to take at least that long for the regulatory environment to mature.

And like most things, you will have early adopters and limited use in key areas around the world, but I don’t think you’re going to see them flying in massive numbers around Manhattan by 2026. I think the curves that we’re looking for uptake will be a little bit gradual and they’ll be dispersed on a global basis, because the challenges that I mentioned at the outset are really global challenges. If you’re in the far east, we can all name a half a dozen cities that have the same problem that New York has or San Paulo in Brazil, right?

Kinsey Grant:	Absolutely. And certainly, all these big urban areas can recognize the problem that they’re facing. Ask anybody who’s ever taken a 6:00 PM flight out of JFK who lives in Manhattan, they will confirm that congestion is certainly an issue. I wonder, though, if cities and the people who occupy those cities are ready for air mobility. Is this something that you consider often, the fact that this is still the cutting edge of technology and might not necessarily be something people understand right away? Are cities ready?

Jerry DeMuro:	I think that different cities are maturing at a different pace. I don’t know if anyone happened to see the piece on 60 Minutes a couple of weeks ago about it. So, it is about community acceptance, but part of that will be accomplished through demonstrating safety compliance with regulation. I can tell you, South Florida is very aggressively moving forward to be prepared. I mentioned the consortium that we worked with in London, which included London, Heathrow, London City Airport, and a number of the communities around there, starting to think about what will be the regulations. And as I mentioned, I think you will see the uptake on a gradual basis. You’ll see a few routes. We’ve already run demos using helicopters. For instance, in Rio de Janeiro, you’ll see more of that done to demonstrate how the eVTOL model will work and the controls will work and you’ll see some gradual uptake. So, by the end of this decade, I think you’ll see a fair amount in operation on a global basis.

Kinsey Grant:	Certainly very exciting. Now, lastly, Jerry, I would love to hear a little bit more about this SPAC deal. Talk to me about the timing to list now, and of course, what your plans are for deploying any new capital that you might tap into in public markets, of course, keeping in mind your mention of capital efficiency. Tell me more about the deal itself and why now.

Jerry DeMuro:	Yeah. So, the why now really goes back to when Zanite and Embraer got together and agreed to spin out Eve, and that was some time ago. One thing you can’t predict, the market may be rational over overtime, but at any point in time it can be quite volatile. And as you look back a year or so ago, when the parties got together and began working on this deal, the market was in a much different place. Having said that, the deal still makes sense for all the reasons that the parties got together. This will accelerate the development of the product. It creates a great deal of visibility and agility for the new startup as a technology disruptor, rather than operating inside a large corporation like Embraer. And frankly, we’ve raised one of the largest pipes out there. We’ve raised over, I think approximately 357 million.

So, we have adequate cash to move forward. There’s another 235 million in the SPAC trust. And we’re not naive. We understand what’s happening with SPAC redemptions. And so, even with a very high redemption rate, we’ll have enough capital to move us through certification. And so, we’re going to proceed. We can’t control what happens in the market in the short term, and this is really a long term play. It’s going to take us several years to get the certification, as I mentioned. Another year after that to get into service. So, over time, we will create our own momentum by executing on our plan.

Kinsey Grant:	All right. And I appreciate the recognition of the nature of SPACs and certainly the nature of the market. Your point on rationality versus irrationality is certainly well taken today of all days. So, thank you so much, Jerry. It has been so wonderful to speak with you today. Jerry DeMuro, Co-CEO of Eve, I really appreciate your time and your insight and congratulations on the deal.

Jerry DeMuro:	Thank you, Kinsey. And you have a great day.

Kinsey Grant:	You too, you too, Jerry. And thank you to all of you out there for listening. I hope you enjoyed today’s session for Public Live. Apologies again about being muted there at the beginning, promise I will do my best to never let that one happen again. And I will see you next time. I am here on Public Live, have a fantastic rest of your Tuesday.